EXHIBIT 10.2

NOTE AND STOCK
PURCHASE AGREEMENT

20% Convertible Secured Promissory Note
300,000 Shares of Common Stock

NOTE AND STOCK PURCHASE AGREEMENT

This Note and Stock Purchase Agreement (this “Agreement”) is entered into on March 26, 2014 (the “Effective Date”) by and between SearchCore, Inc., a Nevada corporation (“SearchCore”) and, [Insert] (the “Purchaser”).  SearchCore and the Purchaser shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SearchCore, through its wholly-owned subsidiary, Wisdom Homes of America, Inc., a California corporation (“WHOA”), is engaged in the business of manufacturing and selling manufactured homes;

WHEREAS, SearchCore desires to sell, and Purchaser desires to purchase (i) a 20% convertible secured promissory note in the principal amount of One Hundred Thousand Dollars ($100,000), convertible into common stock of SearchCore (the “Note Shares”) at $0.08 per share, a copy of which is attached hereto as Exhibit A (the “Note”) and (ii) three hundred thousand (300,000) shares of SearchCore’s common stock (the “Incentive Shares,” and together with the Note and Note Shares, the “Securities”);

WHEREAS, SearchCore is the holder of a certain Secured Promissory Note dated December 31, 2012, in the original principal amount of Three Million Dollars ($3,000,00) (the “Collateral Note”), pursuant to which it receives monthly payments of One Hundred Thousand Dollars ($100,000) (the “Collateral Note Receipts”), and the Parties agree that, pursuant to a Pledge and Security Agreement, a copy of which is attached hereto as Exhibit B, SearchCore will pledge and place into escrow, on a monthly basis, Fifteen Thousand Dollars ($15,000) from the Collateral Note Receipts if the Note is not paid in full within six (6) months of the Effective Date (the “Collateral Note Payments”) and will use the Collateral Note Payments to satisfy its obligations under the Note;

WHEREAS, the Parties further agree that, pursuant to the Pledge and Security Agreement, SearchCore will place one million two hundred and fifty thousand (1,250,000) shares of its common stock into escrow (the “Reserved Shares”) as security for SearchCore’s performance under the Note;

WHEREAS, the Parties further agree that the escrow into which the Collateral Note Payments and the Reserved Shares are to be placed shall be governed in accordance with the Escrow Agreement attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. PURCHASE OF THE NOTE AND STOCK: On the Closing Date (as hereinafter defined), subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase, and SearchCore hereby agrees to sell, both the Note and the Incentive Shares for a total purchase price equal to the principal amount of the Note (the “Purchase Price”).

2. CLOSING AND DELIVERY:

a) Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Note (the “Closing”) shall be held simultaneous with the execution of this Agreement, or at such other time mutually agreed upon between the constituent Parties (the “Closing Date”). The Closing shall take place at the offices of counsel for SearchCore set forth in Section 6 hereof, or by the exchange of documents and instruments by mail, courier, facsimile and wire transfer to the extent mutually acceptable to the Parties hereto.

b) At the Closing the Company and the Purchaser shall execute this Agreement, the Note, the Pledge and Security Agreement, the Escrow Agreement, the Purchaser shall pay to the Company the Purchase Price, and within five (5) business days, SearchCore will deliver the Incentive Shares.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY PURCHASER: The Purchaser hereby represents, warrants and agrees as follows:

a) Purchase for Own Account. Purchaser is acquiring the Securities solely for his, her, or its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b) Ability to Bear Economic Risk.  Purchaser acknowledges that an investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

c) Access to Information. Purchaser acknowledges that it has been furnished with such financial and other information concerning SearchCore, and its directors and officers, and its business and proposed business, as the Purchaser considers necessary in connection with the Purchaser’s investment in the Securities.  As a result, the Purchaser is thoroughly familiar with the proposed business, operations, properties and financial condition of SearchCore and has discussed with its respective officers any questions the Purchaser may have had with respect thereto.  The Purchaser understands:

(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing the Purchaser’s entire investment;

(iii) The lack of liquidity and restrictions on transfers of the Securities; and

(iv) The tax consequences of this investment.

The Purchaser has consulted with the Purchaser’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Purchaser in the Securities and the merits and risks of an investment in the Securities.

d) Securities Part of Private Placement.  The Purchaser has been advised that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Securities is to be effected and the Securities will be issued by SearchCore in connection with a transaction that does not involve any public offering within the meaning of section 4(a)(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority.  The Purchaser understands that the issuer is relying in part on the Purchaser’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Purchaser’s representations, the Purchaser has in mind merely acquiring the Securities for resale on the occurrence or nonoccurrence of some predetermined event.  The Purchaser has no such intention.

e) Purchaser Not Affiliated with Issuer.  The Purchaser, either alone or with the Purchaser’s professional advisers (i) are unaffiliated with, have no equity interest in, and are not compensated by, SearchCore or any affiliate or selling agent of SearchCore, directly or indirectly; (ii) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Securities; and (iii) has the capacity to protect the Purchaser’s own interests in connection with the Purchaser’s proposed investment in the Securities.

f) Further Limitations on Disposition.  Purchaser further acknowledges that the Securities are restricted securities under Rule 144 of the Act, and, therefore, when the issuer issues certificates reflecting the ownership interest in the Securities, those certificates will contain a restrictive legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) There is an available exemption from the registration requirements of the Securities Act and the Purchaser shall have furnished SearchCore with an opinion of counsel, reasonably satisfactory to SearchCore, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder as long as the consent of the issuer is obtained.

g) Accredited Investor Status (Please check one).  Purchaser is an
______________is

______________is not

an “accredited investor” as such term is defined in Rule 501 under the Act because Purchaser either:

(i) has a net worth of at least $1,000,000 (for purposes of this question, Purchaser may include a spouse's net worth and may include the fair market value of home furnishings and automobiles, but must exclude from the calculation the value of Purchaser’s primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)), or

(ii) had an individual income of more than $200,000 in each of the two most recent calendar years, and reasonably expects to have an individual income in excess of $200,000 in the current calendar year; or along with Purchaser’s spouse had joint income in excess of $300,000 in each of the two most recent calendar years, and reasonably expects to have a joint income in excess of $300,000 in the current calendar year.

For purposes of this Agreement, “individual income” means “adjusted gross income” as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse:  (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For purposes of this Agreement, “joint income” means, “adjusted gross income,” as reported for federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts:  (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

h) Purchaser Qualifications.

(i) If the Purchaser is an individual, the Purchaser is over 21 years of age; and if the Purchaser is an unincorporated association, all of its members are of such age.

(ii) If the Purchaser is a corporation, partnership, employee benefit plan or IRA, the Purchaser was either:

(a) not formed for the purpose of investing in the Securities, has or will have other substantial business or investments, and is (please check one):

_____
an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

_____	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

_____	each of its shareholders, partners, or beneficiaries is an Accredited Purchaser; or

_____	the plan is a self-directed employee benefit plan and the investment decision is made solely by a person that is an Accredited Purchaser; or

_____	a corporation, a partnership, or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

(b) formed for the specific purpose of investing in the Securities, and is an Accredited Purchaser because each of its shareholders or beneficiaries is an Accredited Purchaser.

(iii) If the Purchaser is a Trust, the Purchaser was either:

(a) not formed for the specific purpose of investing in the Securities, and is an Accredited Purchaser because (please check one):

_____	the trust has total assets in excess of $5,000,000 and the investment decision has been made by a “sophisticated person”; or

_____
the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; or

_____
the undersigned trustee certifies that the trust is an Accredited Purchaser because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) is an Accredited Purchaser; or

_____	the undersigned trustee certifies that the trust is an Accredited Purchaser because all of the beneficial owners of the trust are Accredited Investors

(b) formed for the specific purpose of investing in the Securities, and the undersigned trustee(s) certifies that the trust is an Accredited Purchaser because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) is an Accredited Purchaser.

i) Purchaser Authorization. The Purchaser is empowered and duly authorized to enter into this Agreement, the Note, the Pledge and Security Agreement, and the Escrow Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms; and the person signing this Agreement on behalf of the Purchaser is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY SEARCHCORE: SearchCore hereby represents, warrants and agrees as follows:

a) Authority of Issuer.  The issuer has all requisite authority to execute and deliver this Agreement, the Note, the Pledge and Security Agreement, the Escrow Agreement, and to carry out and perform the obligations under the terms of each of the foregoing agreements.

b) Authorization.  All actions on the part of the issuer necessary for the authorization, execution, delivery and performance of this Agreement by the issuer and the performance of the issuer’s obligations hereunder has been taken or will be taken prior to the issuance of the Securities.  This Agreement, when executed and delivered by the issuer, shall constitute valid and binding obligations of the issuer enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  The issuance of the Securities will be validly issued, fully paid and nonassessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the issuer, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser through no action of the issuer; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

c) Governmental Consents.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the issuer in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

d) Use of Proceeds.  The net proceeds from the sale of the Securities will be used for general working capital purposes in conjunction with the opening and operation of manufactured home retail centers in the Midwest.

e) Placement Agent Fee. No finders or placement agent fees will be paid in connection with this offering.

5. INDEMNIFICATION: The Purchaser hereby agrees to indemnify and defend SearchCore and its officers and directors and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Purchaser’s representations, warranties or agreements herein;

(b) Any disposition of any Securities contrary to any of the Purchaser’s representations, warranties or agreements herein;

(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from SearchCore or any director or officer of SearchCore under the Act, or (ii) any disposition of any Securities.

6. MISCELLANEOUS:

a) Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b) Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.  The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Orange County, California.

c) Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

If to SearchCore:	SearchCore, Inc. 26597 Rancho Parkway South Lake Forest, CA 92630 Attn: James Pakulis Facsimile (___) _________

with a copy to:	Clyde Snow & Sessions, P.C. 201 S. Main Street, 13th Floor Salt Lake City, UT 84111 Attn: Brian A. Lebrecht Facsimile (801) 521-6280

If to Purchaser:	_____________________ Facsimile (___) _________

or at such other address as SearchCore or Purchaser may designate by ten (10) days advance written notice to the other Party hereto.

f) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by SearchCore and the Purchaser.

g) Entire Agreement; Successors. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof, and replaces all understandings and agreements, written or oral, between the Parties and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.  The representations, warranties and agreements contained in this Agreement shall be binding on the Purchaser’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of SearchCore and its directors and officers.

h) Expenses. Each Party shall pay their own expenses in connection with this Agreement.  In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

i) Currency. All currency is expressed in U.S. dollars.

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IN WITNESS WHEREOF, the Parties have executed this Note Purchase Agreement as of the date first written above.

“SearchCore”		“Purchaser”

SearchCore, Inc.,		[Insert]
a Nevada corporation

By:	James Pakulis	By:
Its:	President and Chief Executive Officer	Its:

By:
Its:

Exhibit A

20% Convertible Secured Promissory Note

A-1

Exhibit B

Pledge and Security Agreement

B-1

Exhibit C

Escrow Agreement

C-1